AMENDMENT TO AGREEMENT AND PLAN OF MERGER


THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER is entered into as of the _____ day of __________, 1999 by and among DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), DYNAMIC ACQUISITION CORPORATION, a Nevada corporation ("DAC"), ACS2, INC., a Delaware corporation ("ACS2"), and ADVANCED CLINICAL SYSTEMS, INC., a Delaware corporation ("Advanced").

WHEREAS, the parties have entered into that certain Agreement and Plan of Merger as of March 30, 1999 (the "Merger Agreement") regarding the contemplated merger of ACS2 with and into DAC (the
"Merger"); and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Merger Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	The first sentence of Section 1.3 of the Merger Agreement
is hereby amended by deleting the phrase, "but in no event more than ten (10) business days" and substituting in its stead the following: "as soon as reasonably possible".

2.	The last two (2) sentences of Section 2.2(b) of the
Merger Agreement are hereby deleted and the following substituted in its stead: "Any fee payable to Genesis in cash or cash equivalents which is approved by Dynamic and ACS2 will be payable one-half (1/2) by Dynamic and one-half (1/2) by ACS2, and such fee shall not effect in any way the Merger Consideration. In the event the Genesis
Warrant is not canceled or Genesis is or becomes entitled to any Dynamic Common Stock or any security convertible into Dynamic Common Stock, the Merger Consideration shall be increased by that number of shares of Dynamic Common
Stock equal to fifty-five percent (55%) of the number of shares of Dynamic Common Stock to which Genesis is or may become entitled."

3.	Dynamic and the LLC each hereby acknowledge that all
statements made in the Merger Agreement pertaining to or related to the ownership of Advanced Common Stock prior to consummation of the Merger are subject to completion of the recapitalization of Advanced which, pursuant to the Merger Agreement, is to be completed on or prior to the Merger. For example, but without limitation, the obligations imposed pursuant to Section 6.1 of the Merger Agreement restricting the issuance and delivery of securities would be subject to the caveat of completing such recapitalization.

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4.	Section 6.4(11) of the Merger Agreement is hereby amended
by adding the following phrase at the end of such clause:
". . .; provided, however, that the parties hereto acknowledge and consent to efforts by holders of the Dynamic Secured Notes (the"Noteholders") to settle outstanding disputes with former officers and directors of Dynamic and its subsidiaries as more fully described in Section 7.1(7)."

5.	The first sentence of Section 6.5(1) of the Merger
Agreement is hereby amended by deleting the phrase "ten
(10)" and inserting in its stead the phrase "fifty (50)".

6.	There shall be added to the Merger Agreement a new
Section 6.15(9), which will read as follows: "(9)	Dynamic
will deliver to Andrew W. Miller a Stock Option Agreement in the form attached hereto as Exhibit 6.15(9)."
Further, there will be attached to the Merger Agreement, and thereby incorporated therein by reference, said
Exhibit 6.15(9), a copy of which exhibit is attached to this Amendment.

7.	Section 7.1(7) of the Merger Agreement is hereby deleted
in its entirety and the following substituted in its stead: "Dynamic shall have used its best efforts to settle any outstanding claims, liabilities, actions or lawsuits against or by former officers, directors, stockholders or related parties of Dynamic or its subsidiaries (collectively, the "Opposing Parties") to the satisfaction of ACS2. Failure to achieve such a settlement will not be deemed a breach under this Agreement. Dynamic will keep ACS2 fully informed as to the status of such settlement negotiations. Any such settlement shall include a written agreement, in form satisfactory to ACS2 in its sole discretion, evidencing that neither Dynamic, ACS2, Advanced, DAC nor any director, officer, employee, agent, affiliate or representative of any such corporation has any obligations of any kind whatsoever to the Opposing
Parties and each is fully released from any pre-existing obligations and claims. Subject to the foregoing sentence, Dynamic will have full authority to settle such claims as it deems appropriate. ACS2 hereby agrees that Dynamic may enter into an agreement with the Noteholders whereby the Noteholders agree to bear the costs of settlement negotiations and any related litigation, including but not limited to the costs of litigating and defending counterclaims. In consideration for the Noteholders' financial assistance, Dynamic may grant the Noteholders the right to receive settlement proceeds from the Opposing Parties, if any, up to an amount agreeable to Dynamic or ACS2. In no event will Dynamic or any affiliate pay the Noteholders any consideration, in the form of cash, securities or otherwise, for the settlement efforts contemplated hereunder."

8.	Section 7.1(11) of the Merger Agreement is hereby deleted
in its entirety and the following substituted in its stead: "ACS shall have acquired all of the outstanding shares of Common Stock of Advanced and shall have delivered fully executed

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

cancellation agreements with the holders of outstanding Advanced
Options, Warrants and SARs representing at least ninety percent
(90%) of the shares underlying all outstanding Advanced Options, Warrants and SARs."

9.	Section 7.3(3) of the Merger Agreement is hereby amended
by deleting the number "6,000,000" and substituting in its stead the number "7,000,000".

Other than as set forth in this Amendment to Merger Agreement, the Merger Agreement remains in full force and effect.

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

IN WITNESS WHEREOF, the parties have executed this Amendment to Merger Agreement as of the date set forth above.


"DYNAMIC"

DYNAMIC ASSOCIATES, INC.
a Nevada corporation


By:    ___________________________
Title: ___________________________


"DAC"

DYNAMIC ACQUISITION CORPORATION
 a Nevada corporation


By:    ___________________________
Title: ___________________________


"ACS2"

ACS2, INC.
 a Delaware corporation


By:    ___________________________
Title: ___________________________


"ADVANCED"

ADVANCED CLINICAL SYSTEMS, INC.
 a Delaware corporation


By:    ___________________________
Title: ___________________________


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